                                                                  EXHIBIT (b)(4)

                                                                [EXECUTION COPY]



                     AMENDED AND RESTATED CREDIT AGREEMENT


     AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT dated as of May 7, 1999 among U S WEST Capital Funding, Inc., U S WEST, Inc. and the Banks listed on the signature pages hereof (the "Amendment and Restatement").

                             W I T N E S S E T H :

     WHEREAS, the parties hereto and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Administrative Agent"), have heretofore entered into a 364-Day Credit Agreement dated as of May 8, 1998, as amended by Amendment No. 1 dated as of June 30, 1998 (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement to provide for the extension of the termination date for an additional 364 days and changes in interest rates and facility fees and additional commitment amounts, and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby.

     Section 2.  Amendment of Section 1.01.   The definition of "Termination
Date" in Section 1.01 of the Agreement is amended to replace "May 7, 1999" with "May 5, 2000".

     Section 3. Amendment of Section 2.01(c). Section 2.01(c) of the Agreement is amended to replace "$3,750,000,000" with "$1,000,000,000".

     Section 4. Amendment of Pricing Schedule. The Pricing Schedule is amended and restated to read in its entirety as set forth in the attached Pricing Schedule.

     Section 5. Additional and Departing Banks; Total Commitments. The Northern Trust Company hereby becomes, and each of Bank of Hawaii, Bank One, Colorado, N.A., Barclays Bank Plc, Canadian Imperial Bank of Commerce, Merrill Lynch Capital Corporation, Norwest Bank of Colorado National Association, Royal Bank of Canada, The Provident Bank and The Tokai Bank, Limited hereby ceases to be, a party to the Agreement as amended by this Amendment and Restatement and a "Bank" for all purposes thereof, entitled to all rights and subject to all duties of a "Bank" thereunder. The aggregate amount of the Commitments as of the date hereof is $750,000,000, and each Bank's Commitment is the amount set forth opposite its name on the signature pages hereof.

     Section 6.  Governing Law.   This Amendment and Restatement shall be
governed by and construed in accordance with the laws of the State of New York.

     Section 7.  Counterparts; Effectiveness.   This Amendment and Restatement
may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof when the Administrative Agent shall have received:

     (a) duly executed counterparts hereof signed by the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) an opinion of Thomas O. McGimpsey, Esq., Counsel for the Company and the Borrower, substantially in the form of Exhibit A hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

     (c) all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended by this Amendment and Restatement, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed as of the date first above written.

                           U S WEST CAPITAL FUNDING, INC.


                           By
                             -----------------------------
                             Title:
                             Name:


                           U S WEST, INC.


                           By
                             -----------------------------
                             Title:
                             Name:

Commitment

$48,000,000                MORGAN GUARANTY TRUST
                             COMPANY OF NEW YORK


                           By
                             -----------------------------
                             Title:
                             Name:


$48,000,000                BANK OF AMERICA NATIONAL
                             TRUST AND SAVINGS
                             ASSOCIATION


                           By
                             -----------------------------
                             Name:
                             Title:


$48,000,000                CITIBANK, N.A.


                           By
                             -----------------------------
                             Name:
                             Title:


$48,000,000                THE CHASE MANHATTAN BANK


                           By
                             -----------------------------
                             Name:
                             Title:


$48,000,000                THE FIRST NATIONAL BANK
                             OF CHICAGO


                           By
                             -----------------------------

Commitment


                           Name:
                           Title:


$45,000,000                ABN AMRO BANK N.V.


                           By-----------------------------
                             Name:
                             Title:


                           By-----------------------------
                             Name:
                             Title:


$45,000,000                COMMERZBANK AG LOS ANGELES
                           BRANCH

                           By-----------------------------
                             Name:
                             Title:


                           By-----------------------------
                             Name:
                             Title:


$45,000,000                MELLON BANK, N.A.


                           By-----------------------------
                             Name:
                             Title:


$45,000,000                WELLS FARGO BANK, NATIONAL
                             ASSOCIATION

Commitment

                           By-----------------------------
                             Name:
                             Title:


$34,000,000                FLEET NATIONAL BANK


                           By-----------------------------
                             Name:
                             Title:


$34,000,000                ISTITUTO BANCARIO SAN PAOLO DI
                           TORINO S.P.A.

                           By-----------------------------
                             Name:
                             Title:


                           By-----------------------------
                             Name:
                             Title:


$34,000,000                KBC BANK N.V.


                           By-----------------------------
                             Name:
                             Title:


                           By-----------------------------
                             Name:
                             Title:

Commitment


$34,000,000                THE BANK OF NEW YORK


                           By
                             -----------------------------
                             Name:
                             Title:


$25,000,000                BAYERISCHE LANDESBANK
                             GIROZENTRALE CAYMAN ISLANDS
                             BRANCH


                           By
                             -----------------------------
                             Name:
                             Title:


                           By
                             -----------------------------
                             Name:
                             Title:


$25,000,000                THE NORTHERN TRUST COMPANY


                           By
                             -----------------------------
                             Name:
                             Title:


$25,000,000                THE ROYAL BANK OF SCOTLAND PLC


                           By
                             -----------------------------
                             Name:
                             Title:

Commitment

$25,000,000                U.S. BANK NATIONAL ASSOCIATION


                           By
                             -----------------------------
                             Name:
                             Title:


$24,000,000                KEYBANK NATIONAL ASSOCIATION

                           By
                             -----------------------------
                             Name:
                             Title:


$20,000,000                BANKERS TRUST COMPANY


                           By
                             -----------------------------
                             Name:
                             Title:


$20,000,000                BAYERISCHE HYPO- UND
                             VEREINSBANK, AG,  NEW YORK
                             BRANCH


                           By
                             -----------------------------
                             Name:
                             Title:


$15,000,000                BANQUE NATIONALE DE PARIS


                           By
                             -----------------------------
                             Name:
                             Title:


                           By
                             -----------------------------
                             Name:
                             Title:

Commitment

                         By
                           -----------------------------
                           Name:
                           Title:



 $15,000,000             LEHMAN COMMERCIAL PAPER INC.


                         By
                           ------------------------------
                           Name:
                           Title:


$ 0                      BANK OF HAWAII


                         By
                           ------------------------------
                           Name:
                           Title:


$ 0                      BARCLAYS BANK PLC


                         By
                           -------------------------------
                           Name:
                           Title:


$ 0                      CANADIAN IMPERIAL BANK OF
                           COMMERCE


                         By
                           -------------------------------
                           Name:
                           Title:


$ 0                      MERRILL LYNCH CAPITAL
                           CORPORATION

Commitment

                         By
                           -------------------------------
                           Name
                           Title


$ 0                      NORWEST BANK COLORADO,
                           NATIONAL ASSOCIATION


                         By
                           -------------------------------
                           Name:
                           Title:


$ 0                      THE FIRST NATIONAL BANK OF
                           CHICAGO


                         By
                           -------------------------------
                           Name:
                           Title:


$ 0                      THE PROVIDENT BANK


                         By
                           -------------------------------
                           Name:
                           Title:


$ 0                      ROYAL BANK OF CANADA


                         By
                           -------------------------------
                           Name:
                           Title:

Commitment

$ 0                      THE TOKAI BANK, LIMITED


                         By-------------------------------
                           Name:
                           Title:

Total Commitments:

$ 750,000,000
=============

                               PRICING SCHEDULE


     The "Euro-Dollar Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


===============================================================================
                      Level     Level      Level       Level        Level
Status                  I        II         III         IV            V

-------------------------------------------------------------------------------
Euro-Dollar Margin     .365%    .430%      .545%       .650%         .750%
-------------------------------------------------------------------------------
Facility Fee Rate      .060%    .070%      .080%       .100%         .125%
===============================================================================


     For purposes of this Schedule, the following terms have the following meanings:

     "Level I Status" exists at any date if, at such date, the Borrower's outstanding senior unsecured long-term debt securities guaranteed by the Company are rated A+ or higher by S&P or A1 or higher by Moody's.

     "Level II Status" exists at any date if, at such date, (i) the Borrower's outstanding senior unsecured long-term debt securities guaranteed by the Company are rated A or higher by S&P or A2 or higher by Moody's and (ii) Level I Status does not exist.

     "Level III Status" exists at any date if, such date, the Borrower's outstanding senior unsecured long-term debt securities guaranteed by the Company are rated A- or higher by S&P or A3 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

     "Level IV Status" exists at any date if, at such date, (i) the Borrower's outstanding senior unsecured long-term debt securities guaranteed by the Company are rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) none of Level I Status, Level II Status or Level III Status exists.

     "Level V Status" exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Required Banks, with the approval of the Company, by notice to the Agent and the Company.

     "S&P" means Standard & Poor's Ratings Group, a New York corporation, and its successors or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Required Banks, with the approval of the Company, by notice to the Agent and the Company.

     "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower guaranteed by the Company and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                                                                       EXHIBIT A



                                  OPINION OF
                   COUNSEL FOR THE COMPANY AND THE BORROWER



                                    May 7, 1999


To the Banks and the Administrative Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Administrative Agent
60 Wall Street
New York, New York  10260

Gentleman and Ladies:

     I have acted as counsel for U S WEST, Inc. (the "Company") and U S WEST Capital Funding, Inc. (the "Borrower") in connection with the Amended and Restated 364-Day Credit Agreement dated as of May 7, 1999 (the "Amendment and Restatement"), which amends and restates the 364-Day Credit Agreement dated as of May 8, 1998 among them, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Administrative Agent, as amended by Amendment No. 1 dated as of June 30, 1998 (the "Credit Agreement"). Such Credit Agreement as in effect prior to the effectiveness of the Amendment and Restatement is referred to herein as the "Existing Agreement", and the Existing Credit Agreement as amended by the Amendment and Restatement is referred to herein as the "Amended Credit Agreement". Terms defined in the Existing Credit Agreement and not otherwise defined are used herein as therein defined. This opinion is being rendered to you at the request of my clients pursuant to
Section 7(b) of the Amendment and Restatement.

     I am familiar with the proceedings taken by each of the Company and the Borrower in connection with the authorization, execution and delivery of the Amendment and Restatement, and I have examined such documents, certificates, and such other matters of fact and questions of law as I have deemed relevant under the circumstances to express an informed opinion. Upon the basis of the foregoing, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, qualifications, consents and approvals required to carry on its business as now conducted, except where the absence of any such license, authorization, qualification, consent or approval would not have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries considered as one enterprise.

     2. The execution, delivery and performance by each of the Company and the Borrower of the Amendment and Restatement are within such Person's corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any governmental agency or official.

     3. The execution, delivery and performance by each of the Company and the Borrower of the Amendment and Restatement will not (i) result in a breach or violation of, conflict with or constitute a default under, the articles or certificate of incorporation or bylaws of such Person or any material law or regulation or any material order, judgment, agreement or instrument to which such Person is a party or by which such Person is bound, or (ii) result in the creation or imposition of any Lien on any asset of such Person.

     4. Each of the Amendment and Restatement and the Amended Credit Agreement constitutes a valid and binding agreement of the Company and the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     5. To my knowledge, and except as disclosed in the Company's 1998 Form 10-K/A and the Company's Form 10-Q for the quarter ended March 31, 1999, as filed with the Securities and Exchange Commission, there is no action, suit or proceeding pending against or threatened against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Amendment and Restatement or the Amended Credit Agreement.

     6. Each of the Borrower and the Company's other corporate Significant Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the absence thereof would not have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries considered as one enterprise.

     For purposes of my opinion set forth in numbered paragraph 4, I have assumed that the laws of the State of New York, which are stated to govern the Amendment and Restatement and the Amended Credit Agreement, are the same as the laws of the State of Colorado.

     In rendering the opinions set forth herein, I have assumed that the Amendment and Restatement will conform to the specimen thereof examined by me, that the signatures on all documents examined by me were genuine, and the authenticity of all documents submitted to me as originals or as copies of originals, assumptions which I have not independently verified. Further, this opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). This opinion is subject to a number of qualifications (including the General Qualification, as defined in the Accord), exceptions, definitions and limitations on coverage, all as more particularly described in the Accord.

     This opinion is furnished by me as counsel for the Company and the Borrower and is solely for your benefit and the benefit of any Assignee under the Amended
Credit Agreement.   Without my prior written consent, the opinion may not be
relied upon by you or any Assignee in any other context or by any other person. This opinion may not be quoted, in whole or in part, or copies thereof furnished, to any other person without my prior written consent, except that you may furnish copies hereof (a) to your auditors and attorneys, (b) to any state or federal authority having regulatory jurisdiction over you or the Company or the Borrower, (c) pursuant to any order or legal process of any court or governmental agency, (d) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Amended Credit Agreement, and (e) to any Participant or proposed Participant in the Commitment of any Bank.

     This opinion is limited to the present laws of the State of Colorado and the General Corporation Law of the State of Delaware, to present judicial interpretations thereof, and to the facts as they presently exist, and I assume no responsibility as to the applicability or effect of the laws of any other jurisdiction. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws of the State of Colorado or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision, or otherwise.

                              Very truly yours,


                              Thomas O. McGimpsey